UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2020

FNCB Bancorp, Inc.
(Exact name of registrant as specified in its Charter)

Pennsylvania	001-38408	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 par value	FNCB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                               Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01.	Regulation FD Disclosure.

On September 3, 2020, FNCB Bancorp, Inc. (the "Company") posted on various social media platforms that as of September 3, 2020, it has processed one thousand Paycheck Protection Program loan applications resulting in approximately $118.7 million in assistance for its small business customers. A copy of the social media post is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The Current Report is being furnished herewith as Exhibit 99.1 pursuant to Regulation FD and no part shall be deemed "filed" for any purpose.

Investors and others should note that the Company announces material financial information to its investors using the Company's investor relations website, investors.fncb.com, SEC filings, press releases, public conference calls and webcasts. The Company uses these channels, as well as social media, to communicate with members and the public about the Company, it's services and other issues. It is possible that the information posted on social media could be deemed to be material information. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information posted on the United States ("U.S.") social media channels listed on the Company's investor relations website.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

 99.1           September 3, 2020 Social Media Post
 104           Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNCB BANCORP, INC.

	By:	/s/ James M. Bone, Jr.
James M. Bone, Jr., CPA Executive Vice President and Chief Financial Officer

Dated: September 3, 2020